EXHIBIT 9

BROWN, WOOD, IVEY, MITCHELL & PETTY

ONE WORLD TRADE CENTER, NEW YORK, N.Y. 10048
212-839-5300
555 CALIFORNIA STREET SAN FRANCISCO, CA. 94104 TELEPHONE: 415-398-3909 TELECOPIER: 415-397-4621		ONE FARRAGUT STREET SOUTH WASHINGTON, D.C. 20006 202-393-7400 TELECOPIER: 202-393-7409
TELEX: 127324 CABLE ADDRESS: BROWOODLAW TELECOPIER: 212-839-5599

September 25, 1985

Merrill Lynch Multi-State Tax-Exempt Series Trust 633 Third Avenue New York, New York 10017

Dear Sirs:

We have acted as counsel for Merrill Lynch Multi-State Tax-Exempt Series Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the organization of the Trust, its registration as an open-end investment company under the Investment Company Act of 1940 and the division of the shares of beneficial interest of the Trust, par value $.10 per share, to create a separate series of the Trust designated “Merrill Lynch New York Municipal Bond Fund”. This opinion is being furnished in connection with the registration of an indefinite number of shares of Merrill Lynch New York Municipal Bond Fund (the “Shares”) under the Securities Act of 1933, which is being effected pursuant to a registration statement on Form N-1A (File No. 2-99473), as amended, (the “Registration Statement”).

As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust, the instrument creating Merrill Lynch New York Municipal Bond Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Trust.

In rendering this opinion, we have relied as to all matters of Massachusetts law upon the opinion of Gaston Snow & Ely Bartlett, dated September 19, 1985, rendered to the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Brown, Wood, Ivey, Mitchell & Petty